As filed with the Securities and Exchange Commission on September 28, 2001 -
                                                    Registration No. 333-_______

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              DONNELLY CORPORATION
             (Exact name of registrant as specified in its charter)

          Michigan                                      38-0493110
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)

        49 West Third Street, Holland, Michigan           49423-2813
        (Address of Principal Executive Offices)          (Zip Code)

               Donnelly Corporation 401(k) Retirement Savings Plan
                            (Full Title of the Plans)

    J. Dwane Baumgardner, 49 West Third Street, Holland, Michigan 49423-2813
                     (Name and address of agent for service)

                          Copies of Communications to:
                                Daniel C. Molhoek
                    Varnum, Riddering, Schmidt & Howlett LLP
                      333 Bridge Street, N.W., P.O. Box 352
                        Grand Rapids, Michigan 49501-0352
                                 (616) 336-6000

                                           CALCULATION OF REGISTRATION FEE
====================================================================================================================
                                                            Proposed             Proposed
          Title of                                           Maximum              Maximum
      Securities to be              Amount to be         Offering Price          Aggregate            Amount of
         Registered                  Registered             Per Share         Offering Price      Registration Fee
--------------------------------------------------------------------------------------------------------------------
Class A Common Stock               800,000 shares         $ 13.765 (1)          $11,012,000          $2,753 (2)
($.10 par value)
====================================================================================================================

In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(1) In accordance with Rule 457(h)(1) and (c), and for the purposes of calculating the registration fee only, this price represents the average of the high and low prices for the Common Stock reported on the New York Stock Exchange on September 24, 2001.

(2) In accordance with Rule 457(h)(2), no separate fee was added for the registration of the interests in the employee benefit plan described herein.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     Information  required by Part I to be contained in the  prospectuses  under
Section 10(a) of the Securities Exchange Act of 1933, as amended (the "Securities Act") is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8.

                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

     The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

     (a) The Company's Annual Report on Form 10-K for the year ended December 31, 2000 (File No. 1-9716);

     (b) All other reports filed by the Company or the Plan pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the Annual Report on Form 10-K referred to in (a) above; and

     (c) The description of the Company's Class A Common Stock, the class of securities offered pursuant to this Registration Statement, contained in the Company's Registration Statement, filed pursuant to Section 12 of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

     All documents subsequently filed by the Company or the Plan pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and a part hereof from the date of filing of such documents. Any statements contained in a document incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is incorporated herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities

     Not applicable.

Item 5.  Interests of Named Experts and Counsel

     Not applicable.

Item 6.  Indemnification of Directors and Officers

     The Articles of Incorporation of the Company provide that its directors and officers are to be indemnified as of right to the fullest extent permitted under the Michigan Business Corporation Act ("MBCA"). Under the MBCA, directors, officers, employees or agents are entitled to indemnification against expenses (including attorneys' fees) whenever they successfully defend legal proceedings brought against them by reason of the fact that they hold such a position with the corporation. In addition, with respect to actions not brought by or in the right of the corporation, indemnification is permitted under the MBCA for expenses (including attorneys' fees), judgments, fines, penalties and reasonable settlement if it is determined that the person seeking indemnification acted in a good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders and, with respect to criminal proceedings, he or she had no reasonable cause to believe that his or her conduct was unlawful. With respect to actions brought by or in the right of the corporation, indemnification is permitted under the MBCA for expenses (including attorneys' fees) and reasonable settlements, if it is determined that the person seeking indemnification acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders; provided, however, that indemnification is not permitted if the person is found liable to the corporation, unless the court in which the action or suit was brought has determined that indemnification is fair and reasonable in view of all the circumstances of the case.

     The MBCA specifically provides that it is not the exclusive source of indemnity. As a result, the Company adopted individual indemnification agreements with its directors. Approved by the Company's shareholders, the indemnification agreements provide a contractually enforceable right, upon written notice, for prompt indemnification, except that indemnification is not required where: (i) indemnification is provided under an insurance policy, except for amounts in excess of insurance coverage; (ii) a director is entitled to indemnification by reason of having given notice of any circumstance which might give rise to a claim under any policy of insurance, the terms of which have expired prior to the effective date of the indemnity agreement; (iii) indemnification is provided by the Company outside of the agreement; (iv) the claim for indemnity is based upon or attributable to any transaction involving: intentional misconduct or a knowing violation of law, a violation of Section 551(1) or any successor provision of the MBCA, or from which the director derived an improper personal benefit; (v) the claim involved a violation of
Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto, or similar provisions of state law; or (vi) indemnification by the Company is otherwise prohibited by applicable law. In the case of a derivative or other action by or in the right of the Company where a director is found liable, indemnity is predicated on the determination that indemnification is nevertheless appropriate, by: majority vote of a committee of two or more disinterested directors appointed by the Board of Directors; independent legal counsel in a written opinion; or the court in which the claim is litigated, whichever the indemnitee chooses. The protection provided by the indemnification agreements is broader than that under the MBCA, where indemnification in such circumstances is available only where specifically authorized by the court where the claim is litigated.

     In addition to the available indemnification, the Company's Articles of Incorporation, as amended, limit the personal liability of the members of its Board of Directors for monetary damages with respect to claims by the Company or its shareholders resulting from certain negligent acts or omissions.

Item 7.  Exemption from Registration Claimed

     Not applicable.

Item 8.  Exhibits

     Refer to the Exhibit Index, which appears on page 7.

     Additionally, with respect to Exhibit 5 and in accordance with the instructions to Item 8 on Form S-8, in lieu of an opinion of counsel concerning compliance with the requirements of ERISA or an Internal Revenue Service (IRS) determination letter that the Plan, as amended, is qualified under Section 401 of the Internal Revenue Code, the Company will undertake to submit the Plan and any amendment thereto to the IRS in a timely manner and will make all changes required by the IRS in order to qualify the Plan.

Item 9.  Undertakings

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933 (the "Act"), each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     The Company. Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Holland, State of Michigan, on September 25, 2001.

                                                     DONNELLY CORPORATION

                                            By:      /s/ J. Dwane Baumgardner
                                                     J. Dwane Baumgardner
                                                     President

                                Power of Attorney

     KNOW BY ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints J. Dwane Baumgardner and Kevin L. Brown, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any other regulatory authority, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing required and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the date indicated.

        Date: September 25, 2001
                                    By:     /s/ J. Dwane Baumgardner
                                            J. Dwane Baumgardner
                                           Chief Executive Officer, President,
                                           Chairman, Director
                                           (Principal Executive Officer)

                                    By:      /s/ Kevin L. Brown
                                             Kevin L. Brown
                                             Senior Vice President,
                                             Chief Financial Officer
                                             (Principal Financial Officer;
                                             Principal Accounting Officer)

                                    By:      /s/ John A. Borden
                                             John A. Borden
                                             Director

                                    By:      /s/ R. Eugene Goodson
                                             R. Eugene Goodson
                                             Director

                                    By:      /s/ Donald R. Uhlmann
                                             Donald R. Uhlmann
                                             Director

                                    By:      /s/ Arnold F. Brookstone
                                             Arnold F. Brookstone
                                             Director

                                    By:      /s/ Rudolph B. Pruden
                                             Rudolph B. Pruden
                                             Director

                                    By:      /s/ B. Patrick Donnelly, III
                                             B. Patrick Donnelly, III
                                             Director

                                    By:      /s/ Joan E. Donnelly
                                             Joan E. Donnelly
                                             Director

                                    By:      /s/ Thomas E. Leonard
                                             Thomas E. Leonard
                                             Director

                                    By:      /s/ Gerald T. McNeive, Jr.
                                             Gerald T. McNeive, Jr.
                                             Director


     The Plan. Pursuant to the requirements of the Securities Act of 1933, the trustees have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valley Forge, State of Pennsylvania, on the 25th day of September, 2001.

              DONNELLY CORPORATION 401(k) RETIREMENT SAVINGS PLAN


     By:      /s/ Joseph Dietrick
              Assistant Secretary of Vanguard Fiduciary Trust Company, the Trustee of the Donnelly Corporation 401(k) Retirement Savings Plan

                                  EXHIBIT INDEX

         The following exhibits are filed as part of the Registration Statement:

Exhibit 4(a) The Donnelly Corporation 401(k) Retirement Savings Plan (January 1, 1999, Restatement) was filed as part of Form 10-Q for the quarter ended April 3, 1999, as Exhibit 10.2 , and is hereby incorporated by reference.

Exhibit 4(b)        First   Amendment   to  the  Donnelly   Corporation   401(k)
                    Retirement Savings Plan (January 1, 1999, Restatement)

Exhibit 4(c)        Second   Amendment  to  the  Donnelly   Corporation   401(k)
                    Retirement Savings Plan (January 1, 1999, Restatement)

Exhibit 5           Opinion of Varnum, Riddering, Schmidt & Howlett LLP

Exhibit 23(a)       Consent  of  Varnum,   Riddering,   Schmidt  &  Howlett  LLP
                    (included in Exhibit 5)

Exhibit 23(b)       Consent of BDO Seidman LLP

Exhibit 24          Power of Attorney  (included on page 5 of this  Registration
                    Statement)

                                  EXHIBIT 4(b)

                             FIRST AMENDMENT TO THE
               DONNELLY CORPORATION 401(K) RETIREMENT SAVINGS PLAN
                         (JANUARY 1, 1999, RESTATEMENT)


Background

Donnelly Corporation's 401(k) plan currently provides for the company to match 50% of each employee's contribution, up to a maximum employee contribution of 5% of compensation per year. This was intended to result in a Company match of 2 1/2% of an employee's compensation if the employee contributed at least 5% of his/her compensation into the 401(k) plan.

However, there are several federal limitations on contributions to 401(k) plans that primarily impact highly compensated employees. For example;

        1. For the year 2000, individual employees are not allowed to contribute more than $10,500 to their 401(k) plans;

        2. For the year 2000, individual employees are not allowed to contribute to their 401(k) from any compensation above $170,000;

        3. Due to nondiscrimination rules, highly compensated employees are generally allowed to contribute only 2% more than the average contribution of non-highly compensated employees (and non-highly compensated employees at Donnelly Corporation currently contribute an average of 6-7%).

The effect of the above limitations, in combination with the Donnelly matching formula (50% of the first 5% of compensation contributed) is that it is very difficult for highly compensated employees to maximize both their individual contributions ($10,500 per year) and the Company match (2 1/2% of $170,000=$4,250).

Since it appears that the Donnelly Corporation 401(k) plan was not intended to require highly compensated employees to choose between maximizing individual contributions and maximizing the Company match, the Plan is being modified to allow for an end of the year "true up". This modification will require the employer to make an additional end of the year contribution to an employee's 401(k) account if the previous matching contributions for the year were less than 50% of the employee's elective contributions or 2 1/2% of the employee's compensation in such plan year, whichever is the lesser;

Amendment

1.       Section 4.1(a)(2) is changed to read as follows:

     Matching Contributions. For each month in a Plan year, or more frequently as determined by the Company, the Company will make a matching contribution to the Trust for the benefit of each participant on whose behalf in made elective contributions for that period. The Company match will only apply to the first five percent (5%) of compensation that an employee has elected to defer pursuant to this Plan. The amount of matching contributions made by the Company shall be equal to fifty percent (50%) of the elective contributions made on behalf of the participant for the period of time, but not more than two and one-half percent 2 1/2%) of the participant's compensation for such period of time.

2.       A new Section 4.1(a)(4) is added.  It shall read as follows:

     If (i) a participant is an eligible employee on the last day of the plan year, and (ii) the aggregate matching contributions made by the Company pursuant to Section 4.1(a)(2) for the benefit of such participant for that plan year are less than the lesser of (1) 50% of the participant's elective contributions for that plan year, or (2) 2 1/2% of such participant's compensation for that plan year (not including any compensation in excess of the statutory ceiling), then the Company shall make a further contribution to the Trust, for the benefit of such participant. This additional matching contribution by the Company shall ensure that the aggregate matching contributions made by the Company for the benefit of such participant for the plan year shall equal the lesser of the amounts set forth in clauses (1) and (2) of this section.

     IN WITNESS WHEREOF, the Chief Financial Officer of Donnelly Corporation has caused this Amendment to be executed this 21st day of November, 2000.





     /s/ SCOTT E. REED
     Scott Reed
     Chief Financial Officer
     Donnelly Corporation

                                  EXHIBIT 4(c)

                             SECOND AMENDMENT TO THE
               DONNELLY CORPORATION 401(K) RETIREMENT SAVINGS PLAN
                          (January 1, 1999 Restatement)


     This Second Amendment to the January 1, 1999, Restatement of the Donnelly Corporation 401(k) Retirement Savings Plan (the "Plan") is adopted by Donnelly Corporation, a Michigan corporation (the "Company") with reference to the following:

     A. The Company adopted a retirement savings plan for its employees in 1984. The Plan has been amended from time to time, was amended and restated in its entirety as of January 1,1999, and was subsequently amended by a First Amendment to the Donnelly Corporation 401(k) Retirement Savings Plan (January 1, 1999, Restatement); and

     B. The parties wish to amend the Plan further to allow investments in capital stock of the Company.

     NOW, THEREFORE, the Plan is amended as follows:

          1. The definition of "employer contribution account" in Section 2.1(i) is amended in its entirety to read as follows:

               (i) Employer Contribution Account: The accounts maintained to record a participant's share of the contributions made by the Company and the contributions made pursuant to retirement savings agreement between a participant and the Company. The following accounts will be maintained:

                    (1) Retirement savings account.  A participant's  retirement savings account will be maintained to record contributions made for the participant pursuant to retirement savings agreements and income with respect to these contributions.

                    (2) Matching account. A participant's  matching account will be maintained to record the participant's share of matching contributions and income with respect to these contributions; and

                    (3) Additional contributions account. A participant's additional contributions account will be maintained to record the participant's share of contributions made by the Company for participants employed at its facility in Mount Sterling, Kentucky and income with respect to these contributions.

          2. Section 5.2(b)(2)(A) is amended in its entirety to read as follows:

                    (A) Eligibility. After the end of each month or more frequently as determined by the Company, matching contributions and forfeitures available for allocation will be allocated to the matching account of each participant.

          3. Section 5.2(b)(3)(B) is amended in its entirety to read as follows:

                    (B) Method of Allocation.  The additional contributions will be allocated as follows:


                    (i) Forfeiture restoration allocations. Forfeiture restorations will be equal to the amount previously forfeited, without adjustment for earnings or losses since the time of the forfeiture, and these will be allocated to the accounts from which the forfeitures occurred;

                    (ii) Military service allocations. Military service allocations will be equal to the amount of contributions that would have been allocated to the accounts of reemployed veterans if they had been employed by the Company during the period of military service. The amounts will be determined on the basis of the compensation the reemployed veterans would have received if they remained in the employ of the Company and, if this cannot be determined with reasonable certainty, then on the basis of the amount earned during the 12-month period immediately preceding the leave of absence; and

                    (iii) Allocations for Mount Sterling, Kentucky participants.
               The allocations for participants who are employed by the Company at its facility in Mount Sterling, Kentucky will be equal to 3% of the participant's compensation during the plan year or $50 per month for each month in which the participant was employed by the Company during the plan year, whichever amount is greater, and this amount will be credited to the participant's additional contributions account.

     4. Section 6.3(a)(2) is amended by substituting the terms "matching account and additional contributions account" for the term "Company contribution account" whenever the latter term appears in that section.

     5. Article VIII is amended by adding the following as a new paragraph to the current provisions:

     The Trust Agreement will provide that the trustee will, at the direction of the Company, invest amounts equal to not more than 50% of the net assets of the trust in securities of the Company that meet the requirements of "qualifying employer securities" under ERISA. The trustee will hold, manage, and dispose of qualifying employer securities in accordance with the directions of the Company. The trustee will vote any employer securities it may hold in accordance with the directions of the participants and beneficiaries, and the procedures established by the Company.

     6. Article X is amended in its entirety to read as follows:

                                    ARTICLE X
                         PARTICIPANT INVESTMENT OPTIONS

          10.1 Investment Direction by Participants. Participants may direct the investment of their accounts in such separate investment funds as the Company may make available for this purpose except as provided below with respect to matching accounts. Participants may designate the investment fund or funds in which their accounts are to be invested. If an account is split between two or more investment funds, the participant must specify the percentage of the account to be invested in each fund in accordance with the rules established by the Company. If a participant fails to direct the investment of an account, the Company will direct the Trustee to invest the account in a money market fund until the participant provides investment directions.

          10.2 Donnelly Corporation Stock Fund. One of the investment funds that will be available to participants will be a Donnelly Corporation stock fund (the "Company stock fund") that will consist of shares of the common stock of the Company and a limited amount of cash that the Company deems necessary to facilitate transactions in shares of the Company stock fund. The trustee will create and maintain the Company stock fund by accepting shares of the common stock of the Company from the Company as matching contributions and by buying and selling shares of the stock as may be required to comply with the investment directions of participants.

          Whenever participants or beneficiaries are eligible for payment of benefits from the Plan and are participating in the Company stock fund, they may elect to have their interest in the Company stock fund distributed in shares of Company stock or in cash. If they elect distribution in shares of Company stock, distribution will be made in the number of whole shares credited to their accounts. Fractional shares will be sold and the proceeds of the sale will be distributed in cash.

          10.3 Manner of Electing. Participants, former participants, and beneficiaries may make and revise their investment elections in accordance with the procedures established by the Company. The Company will furnish eligible persons with information about the investment elections, investment funds, and procedures for making and revising elections.

          10.4 Limitations on Investment Directions. The Company intends, beginning September 1, 2001, to make its matching contributions in shares of its common stock. These shares will be deposited in the

     Company stock fund and eligible participants will have units of the Company stock fund credited to their matching accounts. Participants will not be able to direct the sale of any units of the Company stock fund in their matching account until the account has held the units for at least one year. Once the units have been held in the matching account for at least one year, the participants may elect to sell the units and reinvest the proceeds in other investment funds.

          10.5 Separate Accountings. The amounts invested pursuant to this article will be held by the Trustee as "segregated assets" and the income for each fund will be credited or charged to the accounts of persons participating in the fund in accordance with the procedures established by the Company.

     7. This Amendment will be effective as of September 1, 2001.

     IN WITNESS WHEREOF, the Company has caused this Amendment to be executed this 27th day of September, 2001.

                                          DONNELLY CORPORATION


                                          By  /s/ J. Dwane Baumgardner
                                                  J. Dwane Baumgardner
                                                  Its President

                                    EXHIBIT 5

                               OPINION OF COUNSEL




Donnelly Corporation
Holland, Michigan

         Re: Registration Statement on Form S-8 Relating to the Donnelly Corporation 401(K) Retirement Savings Plan

Ladies and Gentlemen:

     With respect to the Registration Statement on Form S-8 (the "Registration Statement"), filed by Donnelly Corporation, a Michigan corporation (the "Company"), with the Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933, as amended, 800,000 shares of the Company's Class A common stock, par value $0.10 per share, for issuance pursuant to the Company's 401(k) Retirement Savings Plan (the "Plan"), we have examined such documents and questions of law we consider necessary or appropriate for the purpose of giving this opinion. On the basis of such evaluation, we advise you that, in our opinion, the 800,000 shares covered by the Registration Statement, when issued in accordance with the terms and conditions of the Plan and the Registration Statement, will be duly and legally authorized, issued, and outstanding and will be fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or under the rules and regulations of the Securities and Exchange Commission relating thereto.


September 27, 2001                 VARNUM, RIDDERING, SCHMIDT & HOWLETT LLP


                                   /s/ Varnum, Riddering, Schmidt & Howlett LLP
                                       Grand Rapids, Michigan

                                  EXHIBIT 23(b)

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS





Donnelly Corporation
Holland, Michigan

     We hereby consent to the incorporation by reference in this Registration Statement of Donnelly Corporation on Form S-8 for the Donnelly Corporation 401(k) Retirement Savings Plan, of our report dated February 8, 2001, except
Note 3, which is dated February 26, 2001, relating to the combined consolidated financial statements and schedule of Donnelly Corporation appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 2000.






/s/ BDO Seidman LLP
BDO SEIDMAN LLP
Grand Rapids, Michigan
September 24, 2001